                                                                   EXHIBIT 21.a

                                 BW/IP, INC.
                                 -----------

                             LIST OF SUBSIDIARIES
                             --------------------

                                          JURISDICTION WHERE             PERCENTAGE
NAME OF SUBSIDIARY                           INCORPORATED                  OWNED
------------------                        ------------------             ----------
BW/IP International, Inc.                 Delaware, U.S.A.                  100%

Byron Jackson Argentina Industrial        Province of Mendoza,               51%
and Commercial Sociedad                   Argentine Republic
Anonima (I.S.C.A.)

BW/IP International, Ltd.                 Canada                            100%

BW Mechanical Seals K.K.                  Japan                             100%

BW Mechanical Seals (S.E.S.) Pte Ltd.     Singapore                         100%

Bryon Jackson K.K.                        Japan                             100%

Byron Jackson Co., S.A. de C.V.           Mexico                            100%

BW/IP International GmbH                  Germany                           100%

BW/IP International Limited               United Kingdom                    100%

BW/IP International S. A.                 Spain                             100%

BW/IP International S.A.R.L.              France                            100%

BW/IP International S.r.l.                Italy                             100%

BW/IP International B.V.                  The Netherlands                   100%

Ebara-Byron Jackson Co., Ltd.             Japan                              50%

BW/IP de Venezuela S.A.                   Venezuela                          75%

BW Mechanical Seals (Malaysia) Sdn. Bhd.  Malaysia                           70%

PT BW Mechanical Seals Indonesia          Indonesia                          75%

BW/IP International S.A.                  Belgium                           100%

BW/IP Pacific Dichtungstechnik            Austria                           100%
Gesellschaft m.b.H.

BW/IP Pacific Dichtungstechnik AG         Switzerland                       100%

BW/IP Pacific Wietz GmbH & Co. KG         Germany                           100%

BW/IP Pacific Wietz Verwaltungs GmbH      Germany                           100%


                                 BW/IP, INC.
                                 -----------

                      LIST OF SUBSIDIARIES (CONTINUED)
                      --------------------------------

                                          JURISDICTION WHERE             PERCENTAGE
NAME OF SUBSIDIARY                           INCORPORATED                  OWNED
------------------                        ------------------             ----------
BW/IP Services B.V                           The Netherlands                  100%

BW/Abahsain Seal Company Limited             Saudi Arabia                      60%

BW/IP - New Mexico, Inc.                     Delaware, U.S.A.                 100%

BW/IP International (Barbados), Ltd.         Barbados                         100%

BW/IP - Siam Co., Ltd.                       Thailand                          60%

BW/IP International IP, Inc.                 California, U.S.A.               100%

BW/IP International (GP), Inc.               California, U.S.A.               100%

BW/IP International (LP), Inc.               California, U.S.A.               100%
